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                                                                EXHIBIT 10.11


                              [PEOPLE NET LOGO]


                      SUPPLIER CONTRACT - VERSION J1FZA-6

This contract represents a working agreement between Geometric Results, Incorporated (doing business as "PeopleNet" and henceforth called "PeopleNet") and Syntel, Inc. (henceforth called the "Supplier") covering the Supplier providing contract personnel (henceforth called "Supplier's employees") to be placed on the site of the Customer. For purposes of this agreement, "Customer" will mean the various components and activities of Ford Motor Company as defined on attachment A.

This agreement will be effective for a one year term beginning April 1, 1996. This agreement will be renewed automatically for one year terms unless either party notifies the other, before completion of each current term, that the agreement will not be renewed.

The Supplier will provide competitive bids to PeopleNet in response to its broadcasts of open contract personnel positions on Customer sites. The competitive bids will represent competent, fully trained personnel submitted as candidates for the positions specified in the broadcasts. PeopleNet will act as a clearinghouse for these bids and for all other activities required to support the administration of on-site contract personnel for the Customer. The obligations of PeopleNet to the Supplier, including payment for services and reimbursement for pass-through expenses, will be limited to and governed by the Terms and Conditions specified in this agreement. All PeopleNet Purchase Orders issued to and accepted by the Supplier shall be bound by the terms and conditions specified in this agreement.


TERMS AND CONDITIONS

1. CONTRACT PERSONNEL ORDERS. It is understood that PeopleNet's obligations with respect to quantity commitments shall be limited to the quantities specified in the PeopleNet Purchase Order to the Supplier. Specific position specifications and skill sets will be detailed on PeopleNet's Open Position Notifications (Broadcasts). Supplier is authorized to start their employee based upon the confirmation received by PeopleNet prior to the issuance of a PeopleNet Purchase Order.

2. PURCHASE ORDER TERMINATION. PeopleNet, at its option, may terminate any Purchase Order issued hereunder, at any time for any reason. Upon termination of a Purchase Order by PeopleNet, PeopleNet's only liability to the Supplier will be payment for services rendered prior to the date of termination.

3. PAYMENT TERMS. Supplier payments will be based on prices bid by the Supplier to PeopleNet, and accepted by PeopleNet. Suppliers will be paid by PeopleNet within 10 days after receipt of properly completed PeopleNet time sheets submitted by the prescribed date for a given time period. Time sheets received after this deadline are automatically processed in the next cycle.

4. ACCOUNTING AUDIT. Supplier shall establish a reasonable accounting system and PeopleNet shall have the right to audit Supplier's records at any time prior to two years after final payment to verify payment obligation. Supplier agrees not to supply personnel or submit time sheets or any other payable
document against an expired Purchase Order for either time or money.   The
total fee payable to Supplier for all contract services and expenses requested and provided under this agreement shall not exceed the amount specified on PeopleNet's Purchase Order, and Supplier shall not perform contract services or incur any expenses that cause the aggregate amount payable under this agreement to exceed such Purchase Order specification amount without a written modification of the Purchase Order. Supplier agrees that their accounting system is also subject to a Customer audit for the same period and for the same purpose.

5. ECONOMICS. Customer (Facilities, Materials, and Services Purchasing) will review the maximum allowable Billing Rates for each classification on an annual basis. Customer (Facilities, Materials, and Services Purchasing) will review the supplier's requests for economic adjustments annually. Supplier cannot accept economics in excess of the percentages approved by the Customer (Facilities, Materials, and Services Purchasing). Acceptance of economics is auditable by both the Customer and PeopleNet.

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*  Indicates that material has been omitted and confidential treatment has been requested therefore. All such omitted material has been filed separately with the SEC pursuant to Rule 406.
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6.    PLACE OF PERFORMANCE OF CONTRACT SERVICES; TRAVEL EXPENSES.  The contract services shall be performed at a place or places designated by PeopleNet or the Customer. Reasonable travel expenses of the Supplier's employee to be reimbursed by PeopleNet to Supplier on an actual cost basis (no mark up).
Travel expenses to cover overnight travel outside of a 100-mile radius of the designated Customer site. All travel to be pre-approved in writing by the appropriate Customer's Requesting Manager. Expenses incurred for the relocation of contractees to the Customer designated service location will be reimbursed by PeopleNet to the Supplier on an actual cost basis (no mark up), only if such expenses were pre-approved in writing by the appropriate Customer's Requesting Manager.

7. RELATIONSHIP. Supplier's relationship to PeopleNet under this agreement shall be that of an independent contractor and not an employee or agent. No new assignments at launched Customer sites will be undertaken by Supplier without securing prior written approval from PeopleNet. PeopleNet shall not be responsible for any tax levied on Supplier or Supplier's employees or representatives by any governmental authority relating to this agreement or income attributed to Supplier's employees or representatives.

8. TITLE TO WORK PRODUCT. All information and data Supplier's employee(s) develops or acquires in performing contract services under this agreement shall belong to the Customer, without further consideration, and shall be delivered to the Customer upon completion of this agreement or earlier if requested.
The Customer shall be free to use and disclose to others such information and data delivered hereunder.

9. WORK MADE FOR HIRE. Any work of authorship created by Supplier's employee(s) in performing services under this agreement shall be considered to be a specially ordered or commissioned "Work Made for Hire," for the Customer and all copyrights for such works of authorship shall belong to the Customer. In the event any portion of such work of authorship created by the Supplier's employee(s) in performing the services hereunder does not qualify as "Work Made for Hire," Supplier shall acquire all right, title and interest to all copyrights for such portion and assign to the Customer all acquired right, title and interest to such copyrights, without further consideration from the Customer. All such works of authorship will bear a valid copyright notice designating the Customer as the copyright owner, for example, "Copyright 199X, Ford Motor Company."

10. TITLE TO INVENTIONS. Every invention, discovery and improvement made, conceived, or first reduced to practice by the Supplier's employee(s) in performing contract services under this agreement shall belong to the Customer, without further consideration, and shall be reported to the Customer promptly. Upon request of the Customer, Supplier shall execute all documents and papers, and shall furnish all reasonable assistance required (i) to establish in the Customer title to such inventions, discoveries and improvements and (ii) to enable the Customer to apply for United States and foreign patents thereon.

11. COPYRIGHT LICENSE. Supplier hereby grants to the Customer and its domestic and foreign subsidiaries, a permanent, non-exclusive,paid-up, worldwide license, with a right to grant sublicenses to their associated companies, under each copyright Supplier owns or controls or has the right to license in each work of authorship fixed in any tangible medium of expression that Supplier furnishes to the Customer or the Customer's designee in performing contract services under this agreement, to use such work, reproduce such work in quantities, prepare derivative works, distribute copies of such work to the public, and perform and display such work publicly.

12. CONFIDENTIALITY. Supplier and Supplier's employee(s) shall use the information and data Supplier acquires from PeopleNet or the Customer, or develops or acquires for PeopleNet or the Customer, under this agreement only in performing the contract services and shall not disclose to any third party, during the term of this agreement and thereafter, any such information and data that is not already in the public domain through no fault of the Supplier or Supplier's employee(s). Supplier shall collect from each of its employees on assignment to Customer an executed Contract Personnel Agreement (copy attached) and shall furnish such Agreements to PeopleNet. Supplier shall be required to furnish an executed Agreement to PeopleNet for each new assignment as a precondition to placement of Supplier's employee with Customer. In the absence of a separate written agreement expressly directed to the contrary, neither PeopleNet nor the Customer accepts any obligation and Supplier hereby releases PeopleNet and the Customer from any and all obligation to maintain confidentiality of any information disclosed heretofore or hereafter by Supplier to PeopleNet or the Customer in connection with the contract services.

13. LIABILITY FOR PERSONAL INJURIES AND PROPERTY DAMAGE. Supplier shall be responsible for and shall hold PeopleNet and the Customer harmless from all expenses, including legal fees, which arise from its performance hereunder and which are for actual or alleged injury to any person or damage to any property, including PeopleNet's or the Customer's property, except to the extent that such expenses are attributable to PeopleNet's or the Customer's negligence or willful misconduct.

14. SUPPLIER'S EMPLOYEES AND THIRD PARTY HIRES. In performing the contract services, Supplier shall employ only such employees and third parties as PeopleNet or the Customer shall have approved in writing in advance. Supplier shall execute and require each of its employees and each approved third party hire to execute the Customer-approved Personnel Agreement a copy of which is attached hereto and incorporated herein, prior to commencing work under this agreement. Supplier shall then retain the original executed form and deliver a copy of such executed form to PeopleNet, and the Customer upon its request. In the event that, for any reason, PeopleNet or the Customer is not satisfied with the performance of Supplier's employee(s) or third Party hire assigned to a Customer site, Supplier shall
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replace such with another qualified employee.  Supplier must have any subcontracting agreement with third parties, approved in writing in advance by the Customer (Ford Purchasing).

15. COMPLIANCE WITH LAW AND GOVERNING LAW. Supplier and its employees shall comply with all applicable laws and regulations in performing the services under this agreement. This agreement shall be construed and enforced in accordance with the laws of the State of Michigan. Litigation in contractual causes arising from this agreement shall be brought only in a Federal District Court located in Michigan or in a court of The State of Michigan. Supplier shall be responsible for making contributions to any employment related statutory programs such as FICA payments, FUTA and SUTA payments, Workers Compensation Insurance, etc. Additionally, Supplier shall be responsible for the collection and remittance to the appropriate governmental body of any required contributions to such programs.

16. OVERTIME RATES FOR ELIGIBLE POSITIONS. Supplier must determine positions required to receive overtime premiums as defined in the Fair Labor Standards Act. In recognition of Supplier's responsibility in accurately determining positions required to receive overtime premiums, Supplier indemnifies PeopleNet from any violations of the Fair Labor Standards Act applying to Supplier's employees servicing PeopleNet. Supplier will notify PeopleNet that a position is required to receive overtime when replying to PeopleNet's sourcing broadcast. PeopleNet will use the overtime determination when evaluating price competitiveness.

HOLIDAYS PeopleNet holidays for the purposes of this agreement are the following: New Year's Day, Martin Luther King Day, Good Friday, Easter Monday, Memorial Day, July 4th, Labor Day, Thanksgiving Day, Thanksgiving Friday, and Christmas Day. PeopleNet will pay ONLY for hours actually worked on these holidays (as defined below).

OVERTIME PREMIUMS REQUIRED  Positions determined by Supplier to require
overtime premiums will be billed to PeopleNet at  *   times the standard
billing rate for all hours worked in excess of  *   in a given week.  For work
weeks containing a PeopleNet holiday (defined above), hours worked in excess of
  * , should be considered overtime hours, excluding actual hours worked on the holiday. Positions determined by Supplier to require overtime premiums will be billed at * times the standard billing rate for all hours worked on a PeopleNet holiday or the *

OVERTIME PREMIUMS NOT REQUIRED Positions determined by Supplier to not require overtime premiums will be billed to PeopleNet at the Standard billing rate for forty hours per week. Overtime beyond * for these positions must be authorized by PeopleNet (or the Customer) in advance and will be billed to PeopleNet at * times the standard billing rate for all approved billable overtime hours.

17. SHIFT PREMIUMS. Under this contract, shift premiums must be approved in advance by the Customer's Requesting Manager and indicated on the Purchase Order authorization. When authorized, shift premiums will be computed as follows:

      *

Shift premiums for overtime hours will be computed by * PeopleNet will not be responsible for rates computed under any other method or assumption.

18. HIRING OF CURRENTLY CONTRACTED PERSONNEL TO FORD MOT0R COMPANY. In the event supplier hires an individual who is on a project assignment to the Customer or is an employee of Geometric Results, Incorporated (GRI) at the time of such hiring, Supplier shall not provide such individual to the Customer for any assignment for a period of 90 days without written approval from PeopleNet (for previous GRI employees) or the Customer (Facilities, Materials, and Services Purchasing for all others). The Customer (Facilities, Materials, and Services Purchasing) may elect to waive this restriction for any reason including to ensure service quality, morale of contract personnel, or competitive pricing.

19. HIRE OPTION. The Customer shall have an unequivocal right to hire one or more of Supplier's contract personnel employees. Supplier agrees that this right shall supersede any restrictive agreements that exist between Suppliers and the Suppliers' employees and shall survive any termination of this purchase order. If the Customer hires a contractee who is presently on a Customer on-site assignment, PeopleNet is subject to be charged a service fee to a maximum of:

      *


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*  Indicates that material has been omitted and confidential treatment has been requested therefore. All such omitted material has been filed separately with the SEC pursuant to Rule 406.

20. BACKGROUND CHECK. PeopleNet reserves the right to request a background check on Supplier's employee(s) that Supplier might place at Customer facilities. The background check will be performed by an organization of the Customer's choosing. Release forms must be signed by Supplier's candidates/employee(s) for placement and presented to PeopleNet prior to placement. The Customer will specify the requirement for a background check on the PeopleNet Contract Personnel Order form.

21. TRAINING. Supplier's employee(s) supplied to PeopleNet shall be qualified and fully trained to fulfill PeopleNet's job specification prior to providing services. Training identified as a new service requirement for contract service personnel already assigned to the Customer will be paid for by PeopleNet, excluding the Customer's Standard Office Automation requirements (see attached listing). The Standard Office Automation requirements are subject to change at any time, and those changes will be forwarded to the Supplier. The Customer's Standard Office Automation training will be paid by the Supplier, bothe the hours and the class. Such PeopleNet paid training and related expenses must be approved in advance in writing by the Customer. Properly approved training expenses may include travel, in such cases paragraph six of this agreement will apply. All hours that Supplier's employee(s) time sheets (hours of service spent in the Customer's Standard Office Automation training are not billable to PeopleNet). If the Supplier's employee(s) do not complete the service term defined in the PeopleNet Purchase Order, for reasons not caused by the Customer, then the Supplier shall reimburse PeopleNet and/or the Customer for all PeopleNet and/or customer paid training, training hours, and related expenses that were incurred by PeopleNet and/or the Customer during the current PeopleNet Purchase Order servece term or the previous twelve months, whichever is the shorter time period.

22. DRUG-FREE ENVIRONMENT. Supplier shall provide PeopleNet with drug-free contract personnel.

23. ADVERTISING. Supplier agrees to obtain prior written approval from the Customer (Facilities, Materials, and Services Purchasing) to use the Customer's name or logo in any of their advertising. this includes advertising for contract personnel positions that are open through the Customer and press releases of any kind, for any purpose.

24. SERVICE FEES. When an existing contract position is transitioned from a Customer contract to a PeopleNet Purchase Order, the position will be subject to a Transition Service Fee to be deducted from PeopleNet's payment to the Supplier (determined by the rate approved on the latest Customer purchase order) in response to properly submitted time sheets. The position will be subject to the Transition Service Fee for the service term defined in the Purchase Order, and/or throughout any renewals to the Purchase Order. New positions should be competitively bid by the Supplier. The submitted time sheets. The fees will be applied to the various billing classifications based on the following table:

      *


This fee structure is subject to change based upon re-negotiation between PeopleNet and the Customer that may occur as needed.


*******************************************************************
Contract is awarded by the PeopleNet Division of Geometric Results, Incorporated.



(signature)                               (date)   3-13-96
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(title)  UP
       ----------------------------

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*  Indicates that material has been omitted and confidential treatment has been requested therefore. All such omitted material has been filed separately with the SEC pursuant to Rule 406.

By signing and returning a copy of this Contract, the Supplier agrees to be bound by it and by all of its terms and conditions in all business done with PeopleNet under Purchase Orders referencing this Contract. The Supplier understands that the contract may be changed and reissued by PeopleNet at will as long as the Supplier is issued the new Contract prior to the Supplier's acceptance of a Purchase Order referencing it.

(signature)                             (date)    4/2/96
           -------------------------          ------------------------

(title) AVP SALES & NATIONAL ACCOUNTS
        -----------------------------